UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On June 30, 2014, the Board of Directors (the “Board”) of Echo Therapeutics, Inc. (“Echo” or the “Company”) appointed Kimberly A. Burke to serve as Interim Chief Executive Officer of Echo, effective July 1, 2014 and continuing for the sixty-day period expiring on August 30, 2014 or, if earlier, such date as a candidate is identified and appointed by the Board to serve as Echo’s Chief Executive Officer. Ms. Burke will also serve as Echo’s principal executive officer. The Board is currently working with a retained executive search firm to identify qualified candidates to serve as Echo’s Chief Executive Officer.

There are no arrangements or understandings between Ms. Burke and any other persons pursuant to which she was appointed as Interim Chief Executive Officer of Echo. There are also no family relationships between Ms. Burke and any director or executive officer of Echo, and Ms. Burke has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In addition, to date, Echo has not entered into any new compensatory or severance arrangements with Ms. Burke in connection with Ms. Burke’s appointment as Interim Chief Executive Officer of Echo. In addition to serving as Interim Chief Executive Officer, Ms. Burke will also continue to serve as the General Counsel and Chief Compliance Officer of Echo.

Ms. Burke, 40 years old, was appointed as Echo’s General Counsel and Senior Vice President in January 2011, as Chief Compliance Officer in April 2012, and she has served as Echo’s Secretary since 2010. Ms. Burke joined the Company as Vice President, Corporate Counsel in 2008 after serving as General Counsel of privately-held Echo Therapeutics, Inc. from 2004 until its merger with Sontra Medical Corporation to form the Company in 2007.  Prior to Echo, Ms. Burke was Director of Legal Affairs at Cato Research Ltd., a global contract research and development organization, and an Associate with Cato BioVentures. Ms. Burke has also held prior legal positions at Devine, Millimet and Branch, a New England law firm, Investors Title Company, a holding company engaged in title insurance and investment management services, and Hemodynamic Therapeutics, a pharmaceutical company. Ms. Burke received her B.A. from Mount Holyoke College and her J.D. from the College of William and Mary, Marshall-Wythe School of Law.

Departure of Certain Officers

Effective at midnight on June 30, 2014, Robert F. Doman’s consulting contract with Echo expired in accordance with its terms and, accordingly, he no longer serves as the Interim Chief Executive Officer of Echo.

On July 1, 2014, Christopher P. Schnittker resigned as Senior Vice President and Chief Financial Officer of Echo to accept another opportunity.  Mr. Schnittker’s resignation is effective as of July 15, 2014.  Echo has initiated a search for a new Chief Financial Officer.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 2, 2014	By: /s/ Kimberly A. Burke
Kimberly A. Burke
Interim Chief Executive Officer